CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, and to the inclusion of our report dated February 26, 2013, in this Registration Statement (Form N-2 No. 333-172907; 811-21117) of O'Connor Fund of Funds: Long/Short Credit Strategies LLC.

/s/ ERNST & YOUNG LLP

New York, New York
December 30, 2013